UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2012

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, a 22 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).

On August 30, 2012, the Partnership entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Amended and Restated Credit Agreement, dated as of February 10, 2010 (the “Credit Agreement”), by and among the Partnership, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto, as amended by First Amendment to Amended and Restated Credit Agreement, dated as of May 2, 2011 (the “First Amendment”), Second Amendment to Amended and Restated Credit Agreement, dated as of July 11, 2011 (the “Second Amendment”), Third Amendment to Amended and Restated Credit Agreement, dated as of January 24, 2012 (the “Third Amendment”), Fourth Amendment to Amended and Restated Credit Facility, dated as of May 23, 2012 (the “Fourth Amendment”), and Fifth Amendment to Amended and Restated Credit Agreement, dated as of August 3, 2012 (the “Fifth Amendment,” and, together with the Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Credit Agreement Amendment, the “Amended Credit Agreement”). A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

The Credit Agreement Amendment amends the Credit Agreement to permit the Partnership to include projected EBITDA from material projects (as defined in the Credit Agreement Amendment, but generally being the construction or expansion of any capital project by the Partnership or any of its subsidiaries that is expected to cost more than $20.0 million and the Partnership’s “Riverside Phase II” project) in its EBITDA for purposes of calculating compliance with the Amended Credit Agreement’s minimum interest coverage ratio, maximum leverage ratio and maximum senior leverage ratio.  The amount of projected EBITDA from material projects that is included in such financial covenant calculations is subject to the Administrative Agent’s approval, and it will be based on contracts related to the material project, expected expenses, the completion percentage of the material project, the expected commercial operation date of the material project, and other factors deemed appropriate by the Administrative Agent, all as more fully set forth in the Credit Agreement Amendment.

Upon the closing of the Credit Agreement Amendment, the Partnership had approximately $62.5 million of outstanding borrowings and $62.4 million of outstanding letters of credit under the Amended Credit Agreement, leaving the Partnership with approximately $510.1 million available capacity for additional borrowings and letters of credit under the Amended Credit Agreement.

The description set forth above is qualified in its entirety by (i) the Credit Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on February 16, 2010, (ii) the First Amendment, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on May 3, 2011, (iii) the Second Amendment, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on July 12, 2011, (iv) the Third

Amendment, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on January 25, 2012, (v) the Fourth Amendment, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on May 24, 2012, (vi) the Fifth Amendment, which is filed as Exhibit 10.3 to the Partnership’s Quarterly Report on Form 10-Q and (vii) the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01.                                          Other Events.

On August 31, 2012, the Partnership issued a press release (the “Press Release”) providing an update on the impact of the slurry located in Louisiana.  A copy of the Press Release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—

Sixth Amendment to Amended and Restated Credit Agreement dated as of August 30, 2012, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto (incorporated by reference to exhibit 10.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 30, 2012, filed with the Commission on August 31, 2012).

99.1	—

Press Release dated August 31, 2012 (incorporated by reference to exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 30, 2012, filed with the Commission on August 31, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: August 31, 2012	By:	/s/ Michael J. Garberding
Michael J. Garberding
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—

Sixth Amendment to Amended and Restated Credit Agreement dated as of August 30, 2012, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto (incorporated by reference to exhibit 10.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 30, 2012, filed with the Commission on August 31, 2012).

99.1	—

Press Release dated August 31, 2012 (incorporated by reference to exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated August 30, 2012, filed with the Commission on August 31, 2012).